UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2011

Gardner Denver, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13215	76-0419383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Liberty Ridge Drive, Suite 3000 Wayne, PA	19087
(Address of Principal Executive Offices)	(Zip Code)
(610) 249-2000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

                In connection with Armando L. Castorena’s previously announced separation from Gardner Denver, Inc. (the “Company”), on June 3, 2011 the Company and Mr. Castorena entered into a Waiver and Release Agreement (the “Agreement”).  Pursuant to the terms of the Agreement, and subject to confidentiality, non-solicitation and other provisions therein, Mr. Castorena will receive the following benefits:

  Lump sum payment equivalent to twelve (12) months of annual cash compensation;
  Lump sum payment equivalent to twelve (12) months of COBRA medical insurance premiums;
  Continued vesting of stock options and restricted stock units that were scheduled to fully vest on September 15, 2011;
  All other unvested equity awards and cash bonus awards are immediately terminated;
  Reasonable outplacement services;
  Tax return preparation and planning services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARDNER DENVER, INC.
Date: June 3, 2011	By:	/s/ Brent A. Walters
Brent A. Walters
Vice President, General Counsel, Chief Compliance Officer & Secretary